VBI Vaccines and Brii Biosciences Initiate Phase 1b/2a Study of BRII-179 (VBI-2601) in Patients with Chronic Hepatitis B Infection

- Novel recombinant, protein-based immuno-therapeutic for the treatment of chronic hepatitis B virus (HBV) infection

- Two-part, dose-escalation study expected to enroll up to 65 patients

- Initial data expected in H2 2020

CAMBRIDGE, Mass, BEIJING, China and DURHAM, North Carolina, - November 14, 2019 - VBI Vaccines (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, and Brii Biosciences (“Brii Bio”), a clinical-stage company committed to serving patients’ needs and improving public health in China and around the world, today announced the first patient dosed in a Phase 1b/2a proof-of-concept study of BRII-179 (VBI-2601), a novel recombinant, protein-based immuno-therapeutic candidate in development for the treatment of chronic hepatitis B virus (HBV) infection.

“Chronic HBV has long been considered one of the most challenging viral infections to treat, due to its complex life cycle once it takes hold in the liver,” said Jeff Baxter, President and CEO of VBI. “There is growing consensus in the scientific community that a functional cure for HBV is possible and that it will require restoration of HBV immunity to ensure the body’s own ability to control the viral infection. We believe BRII-179 (VBI-2601) has the potential to be a critical and differentiated component of a functional cure for HBV.”

“Alleviating the disease burden of HBV through a functional cure would be transformational for individuals and societies around the world,” said Zhi Hong, Ph.D., co-founder, and CEO of Brii Bio. “We, together with our colleagues at VBI, are pleased to announce the start of this clinical study of BRII-179 (VBI-2601) as we work hard to address this unmet need, and we look forward to sharing the initial human proof-of-concept results from this study in the second half of 2020.”

BRII-179 (VBI-2601) is uniquely formulated to target both B-cell and T-cell immunity through multiple mechanisms of action, including neutralizing the circulating hepatitis B virus, blocking hepatitis B infection of hepatocytes mediated through Pre-S1, and enabling immune-mediated clearance of HBV-infected hepatocytes. Where many investigational agents work inside the infected liver cells downstream of transcription, BRII-179 (VBI-2601) is designed to impact the key extracellular steps in the HBV lifecycle in order to restore immunologic control over the infection.

The Phase 1b/2a clinical study of BRII-179 (VBI-2601) is a randomized, controlled study designed to assess the safety, tolerability, and antiviral activity of BRII-179 (VBI-2601) in patients with chronic HBV infection. The study is designed as a two-part dose-escalation study assessing different dose levels of BRII-179 (VBI-2601), and is expected to enroll up to 65 patients.

Initial human proof-of-concept data from the Phase 1b/2a clinical study are expected in the second half of 2020.

The study is sponsored by Brii Bio and will be conducted at multiple study sites in New Zealand, Australia, Thailand, South Korea, Hong Kong SAR, and China.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 780,000 people die each year from complications of chronic HBV such as liver decompensation and hepatocellular carcinoma.

About VBI Vaccines

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP program candidates include a prophylactic CMV vaccine candidate and a glioblastoma (GBM) vaccine immunotherapeutic candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel. For more information, visit www.vbivaccines.com.

About Brii Biosciences

Brii Biosciences (Brii Bio) is committed to serving patients’ needs and improving public health by accelerating the development and delivery of breakthrough medicines through partnerships, best-in-class research and development, and the disruptive application of digital and data insight. With operations in the People’s Republic of China and the United States, the company is poised to serve as a bridge to deliver transformative medicines to patients, help create significant growth for our partners and establish an innovation engine to help improve the health and wellbeing of patients around the world. The company is developing treatments for illnesses with significant public health burdens, including infectious diseases, liver diseases, and other illnesses. For more information, visit www.briibio.com.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The companies caution that such statements involve risks and uncertainties that may materially affect the companies’ results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to develop or market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the companies’ abilities to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the companies’ products. A discussion of these and other factors, including risks and uncertainties with respect to VBI Vaccines Inc., is set forth in VBI’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by VBI’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

Contacts

VBI Vaccines Inc. Nicole Anderson Phone: (617) 830-3031 x124 Email: info@vbivaccines.com	Brii Biosciences: Lindy Devereux Phone: +1 (646) 515-5730 Email: lindy@scientpr.com